Exhibit 99.1

Laser Photonics Announces Warrant Exchange

Transaction Provides Stronger Foundation for Execution of Strategic Growth Initiatives

Deal simplifies capital structure and removes overhang of warrants with full ratchet anti-dilution provision

ORLANDO, FL, September 2, 2025 — ORLANDO, FL, August 6, 2025 – Laser Photonics Corporation (NASDAQ: LASE) (“LPC” or the “Company”), $LASE, a global leader in industrial laser systems for cleaning and other material processing applications, today announced that it has entered into definitive agreements to exchange certain outstanding warrants issued in the August 2024 PIPE financing. These warrants, which had an exercise price of $4.34 per share and included a full ratchet anti-dilution provision, entitled holders to purchase up to an aggregate of 0.8 million shares of common stock. In exchange for relinquishing these warrants, the warrant holders will receive an aggregate of 3.2 million shares of the Company’s common stock.

Wayne Tupuola, Chief Executive Officer, commented:

“We believe that the warrant exchange strengthens our ability to execute on our strategic growth initiatives, including advancing AI-driven lasers with robotic cells, expanding our portfolio of anti-drone laser systems, including our LSAD platform and other anti-drone technologies, and potential M&A. By removing restrictive legacy provisions and streamlining our capital structure, we are better positioned to pursue these opportunities and deliver long-term value to our shareholders.”

The shares of common stock described above were offered pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Laser Photonics Corporation

Laser Photonics is a vertically integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. Laser Photonics seeks to disrupt the $46 billion, centuries-old sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. Laser Photonics’ new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental and regulatory issues associated with old methods. As a result, Laser Photonics quickly gained a reputation as an industry leader in industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aviation, aerospace, automotive, defense, energy, maritime, nuclear and space-exploration industries are using Laser Photonics’ “unique-to-industry” systems. For more information, visit https://www.laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. These statements are based on current expectations as of the date of this press release and involve risks and uncertainties that may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. We encourage readers to review the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other periodic reports we file with Securities and Exchange Commission for a comprehensive understanding. Laser Photonics Corp. undertakes no obligation to revise or update any forward-looking statements, except as required by applicable laws or regulations, to reflect events or circumstances after the date of this press release.

Investor Relations and Media Contact:

Brian Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com